Exhibit 99.1

Sana Biotechnology Appoints Brian Piper as Executive Vice President, Chief Financial Officer

SEATTLE, February 17, 2026 — Sana Biotechnology, Inc. (NASDAQ: SANA), a company focused on changing the possible for patients through engineered cells, today announced the appointment of Brian Piper as Executive Vice President, Chief Financial Officer. Mr. Piper brings to Sana a breadth of biopharmaceutical financial and operational expertise with over 25 years of experience in various positions in the industry. Mr. Piper was most recently CFO of Scorpion Therapeutics and its post-acquisition spin-off, Antares Therapeutics.

“I am thrilled to welcome Brian to Sana and to our leadership team,” said Steve Harr, President and Chief Executive Officer of Sana. “He brings deep expertise in capital formation and disciplined capital allocation along with a proven track record of driving financial and operational excellence. Over the next 12-18 months, we expect to generate initial clinical data for SC451 in the treatment of type 1 diabetes and SG293 in a B-cell related disease, helping us better understand these therapies and creating important value inflection points for the company. We have meaningful momentum in our type 1 diabetes and in vivo CAR T programs, and his leadership will be critical as we continue to advance our portfolio, optimize long‑term value creation, and work to deliver these transformative therapies for patients.”

Mr. Piper was previously Chief Financial Officer of Scorpion Therapeutics until its acquisition by Eli Lilly in 2025, and thereafter was Chief Financial Officer of Antares Therapeutics, following its spin-off from Scorpion. Prior to that, he was Chief Financial Officer of Prelude Therapeutics, a public biotech company. Earlier, he served as Chief Financial Officer of Aevi Genomic Medicine. He also spent 13 years at Shire Pharmaceuticals, holding senior roles across investor relations, corporate venture capital, and other finance functions. Mr. Piper began his career at Celera Genomics and Otsuka Pharmaceuticals, Inc. He obtained his M.B.A. from the University of Maryland and his B.B.A. from the University of Notre Dame.

Mr. Piper added, “I am delighted to join the Sana team at a pivotal time as we build on the demonstrated clinical potential of hypoimmune-modified pancreatic islet cells in type 1 diabetes and start clinical development for the in vivo CAR T platform. I look forward to working closely with the team to ensure a strong balance sheet, drive operational excellence, and apply disciplined capital allocation in support of our vision for patient impact and shareholder value.”

About Sana Biotechnology
Sana Biotechnology, Inc. is focused on creating and delivering engineered cells as medicines for patients. We share a vision of repairing and controlling genes, replacing missing or damaged cells, and making our therapies broadly available to patients. We are a passionate group of people working together to create an enduring company that changes how the world treats disease. Sana has operations in Seattle, WA, Cambridge, MA, and South San Francisco, CA. For more information about Sana Biotechnology, please visit https://sana.com/.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements about Sana Biotechnology, Inc. (the “Company,” “we,” “us,” or “our”) within the meaning of the federal securities laws, including those related to the Company’s vision, progress, and business plans; expectations for and the potential timing, significance, and impact of data from its development programs, product candidates, and technology platforms, including its preclinical, clinical, and regulatory development plans; expectations regarding the Company’s value creation and inflection points, balance sheet, operations, and capital allocation and the potential impact for patients and shareholders; and statements by the Company’s President and Chief Executive Officer and Executive Vice President, Chief Financial Officer. All statements other than statements of historical facts contained in this press release, including, among others, statements regarding the Company’s strategy, expectations, future operations, and prospects, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “seek,” “should,” “target,” “will,” “would,” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. The Company has based these forward-looking statements largely on its current expectations, estimates, forecasts, and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy, and financial needs. In light of the significant uncertainties in these forward-looking statements, you should not rely upon forward-looking statements as predictions of future events. These statements are subject to risks and uncertainties that could cause the actual results to vary materially, including, among others, the risks inherent in drug development such as those associated with the initiation, cost, timing, progress, and results of the Company’s current and future research and development programs, preclinical and clinical trials, as well as economic, market, and social disruptions. For a detailed discussion of the risk factors that could affect the Company’s actual results, please refer to the risk factors identified in the Company’s SEC reports, including but not limited to its Quarterly Report on Form 10-Q dated November 6, 2025. Except as required by law, the Company undertakes no obligation to update publicly any forward-looking statements for any reason.

Investor Relations & Media:

Nicole Keith

investor.relations@sana.com

media@sana.com